AGREEMENT AND PLAN OF REORGANIZATION

BETWEEN

TEXAS UNITED BANCSHARES, INC.

AND

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY

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ARTICLE I PLAN OF MERGER
1.1	The Merger	2
1.2	Consideration to the Company Shareholders	3
1.3	Closing	4
1.4	Effective Time	5
1.5	Effect of Mergers Involving the Company	5
1.6	Other Mergers	5
1.7	Ratification by Shareholders and Other Actions	5
1.8	Registration of Texas United Common Stock	5
1.9	Company Sock Options	6
1.10	Warrants	7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
2.1	Organization and Operation of the Company	8
2.2	Organization and Operation of FFSB	8
2.3	Capitalization and Ownership	9
2.4	Financial Statements, Records, Reports and Filings	9
2.5	Loans	11
2.6	Properties	11
2.7	Environmental Matters	12
2.8	Litigation and Compliance	12
2.9	Taxes	13
2.10	Contracts	13
2.11	Approvals; Validity of Agreement	14
2.12	Insurance	15
2.13	Absence of Adverse Judgments	15
2.14	Absence of Certain Changes	15
2.15	Agreements with Directors, Officers and Stockholders	16
2.16	Affiliated Corporations	16
2.17	Regulatory Matters and Examination Reports	16
2.18	Compliance with Applicable Law	17
2.19	Disclosure	17
2.20	Finders	17
2.21	Community Reinvestment Act	17
2.22	Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act	17
2.23	Usury Laws and Other Consumer Compliance Laws	17
2.24	Bank Secrecy Act	18
2.25	Zoning and Related Laws	18
2.26	Securities Laws	18

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2.27	Regulatory Approvals	18
2.28	Statements True and Correct	18

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF TEXAS UNITED

3.1	Organization and Operation of Texas United	19
3.2	Capitalization and Ownership	19
3.3	Outstanding Options	19
3.4	Financial Statements, Records, Reports and Filings	20
3.5	Litigation and Compliance	21
3.6	Approvals; Validity of Agreement	21
3.7	Absence of Adverse Judgments	22
3.8	Absence of Certain Changes	22
3.9	Affiliated Corporations	23
3.10	Regulatory Matters and Examination Reports	23
3.11	Compliance with Applicable Law	23
3.12	Disclosure	23
3.13	Finders	23
3.14	Statements True and Correct	23
3.15	Regulatory Approvals	24
3.16	Loans	24
3.17	Environmental Matters	24
3.18	Taxes	24
3.19	Agreements with Directors, Officers and Stockholders	25
3.20	Community Reinvestment Act	25
3.21	Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act	25
3.22	Usury Laws and Other Consumer Compliance Laws	26
3.23	Bank Secrecy Act	26
3.24	Securities Laws	26

ARTICLE 4 INDEMNIFICATION

4.1	Indemnification by the Company	26
4.2	Indemnification by Texas United	27
4.3	Extension to Other Parties	27
4.4	Legal and Other Costs	28
4.5	Notices and Participation Rights	28
4.6	Survival	28
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ARTICLE 5 COVENANTS OF THE COMPANY

5.1	Shareholder Approval by the Company; Best Efforts	28
5.2	Company Periodic Reports, Proxy Statement and Other Information	29
5.3	Access by Texas United	29
5.4	Environmental Inspection	29
5.5	Action by the Company Prior to Closing	30
5.6	Consummation of Agreement	32
5.7	Meetings	32
5.8	Liquidation of BOT	32

ARTICLE 6 COVENANTS OF TEXAS UNITED

6.1	Best Efforts	32
6.2	Information for Applications and Proxy Solicitation	33
6.3	Employee Benefit Plans	33
6.4	Registration Statement	33
6.5	Rule 144 Compliance	34
6.6	Publication of Financial Condition	34
6.7	Access by the Company	34
6.8	Meetings	34
6.9	Supplemental Indenture	34
6.10	Consummation of Agreement	34
6.11	Indemnification and Insurance	35
6.12	Redemption of Series A Preferred Stock	36

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF TEXAS UNITED

7.1	Compliance with Representations	36
7.2	Shareholder Approval	37
7.3	Dissenters	37
7.4	Regulatory Approvals	37
7.5	Litigation	37
7.6	Opinion of Counsel	37
7.7	Due Diligence Review; No Material Adverse Change	39
7.8	Consents, Approvals and Estoppel Certificates	39
7.9	Net Worth of the Company	39
7.10	Status of Nonaccruals	39
7.11	Tax Opinion	39

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ARTICLE 8 CONDITIONS TO OBLIGATIONS OF THE COMPANY

8.1	Compliance with Representations	40
8.2	Shareholder Approval	40
8.3	Regulatory Approvals	40
8.4	Litigation	40
8.5	Opinion of Counsel	40
8.6	Due Diligence Review; No Material Adverse Change	41
8.7	Registration Statement	41
8.8	Blue Sky Approvals	41
8.9	Listing	41
8.10	Tax Opinion	42

ARTICLE 9 CLOSING OBLIGATIONS

9.1	Texas United Obligations	42
9.2	The Company Obligations	43

ARTICLE 10 TERMINATION

10.1	Termination	44
10.2	Effect of Termination	45

ARTICLE 11 MISCELLANEOUS

11.1	Survival	46
11.2	Expenses	46
11.3	Notices	46
11.4	Assignment	46
11.5	Article and Other Headings	47
11.6	Entire Agreement	47
11.7	Waivers	47
11.8	Governing Law	47
11.9	Counterparts	47
11.10	Joinder by Shareholders of the Company	47

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AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (hereinafter called this "Agreement"), is made and entered into effective as of November 5, 2001, by and between Texas United Bancshares, Inc., a Texas corporation ("Texas United") and The Bryan-College Station Financial Holding Company, a Delaware corporation (the "Company").

         Texas United operates a commercial banking business in Texas through State Bank, a Texas state banking association ("State Bank") and Central Texas Bank, a Texas state banking association ("CTB"), which are subsidiaries of Texas United's wholly-owned subsidiary, Texas United Nevada, Inc., a Nevada corporation ("TUN"), which in turn has formed a new wholly-owned subsidiary corporation, Texas United Acquiring Corp., a Texas corporation ("TUA"), for purposes of facilitating the transaction herein described. Texas United also operates an investment advisory business through its wholly owned subsidiary, Third Coast Wealth Advisors, Inc, a Texas corporation ("TCWA") and also owns a Connecticut business trust, TXUI Statutory Trust I (the "Trust"), through which Texas United has issued trust preferred securities to investors.

        The Company operates a banking business in Texas through the Company's wholly owned savings bank subsidiary, First Federal Savings Bank, Bryan, Texas, a federal savings bank ("FSB". The Company's only subsidiary other than FFSB is Best of Texas, Inc., a Texas corporation ("BOT"), which is likewise wholly owned by the Company. As used in this Agreement, any reference to the subsidiaries of the Company includes any and all direct or indirect subsidiaries of the Company, including specifically but without limitation FFSB and BOT.

W  I  T  N  E  S  E  T  H:

        This Agreement provides for the merger of the Company with TUA, as a result of which the Company will be the surviving corporation. As a result of the merger, shareholders of the Company will receive Common Stock, $1.00 par value, of Texas United (the "Texas United Common Stock"), as herein provided, in exchange for their shares of the Company Common Stock, as hereinafter defined. At the Effective Time, as hereinafter defined, the Company shall be merged with TUA, with the Company as the surviving corporation, and TUA will cease its separate existence.

         As a result of the merger of the Company with TUA, all rights, privileges, immunities, powers and franchises of TUA shall be merged into the Company, as the surviving corporation. The foregoing shall be effected pursuant to and as set forth in this Agreement and in the Plan of Merger, Articles of Merger and a Certificate of Merger to be executed by and among TUA and the Company and filed of record with the Secretary of State of Texas and the Secretary of State of Delaware, all as hereinafter further provided.

         It is anticipated that following the consummation of the merger of TUA with and into the Company, the Company will be merged with and into TUN and FFSB will be merged with and into State Bank. Upon consummation of the merger of the Company with and into TUN and the merger of FFSB with and into State Bank, all rights, privileges, immunities, powers and franchises of the Company shall be merged into TUN, as the surviving corporation, and all rights, privileges,

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immunities, powers and franchises of FFSB shall be merged into State Bank, as the surviving banking association. All of the foregoing shall be effected pursuant to and as set forth in a Corporate Plan of Merger to be executed by and among the Company and TUN and a Bank Plan of Merger to be executed by and among State Bank and FFSB, in each case as hereinafter provided.

         To induce Texas United to enter into this Agreement, each of the current directors of the Company has entered into an Option Cancellation Agreement, substantially in the form of Exhibit "A" hereto, agreeing to cancel and terminate all of his options to acquire any of the common stock of the Company (the "Company Common Stock") upon consummation of the merger of TUA with and into the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
PLAN OF MERGER

        1.1         The Merger. Upon and subject to the terms and provisions hereof, at the Effective Time, Texas United shall acquire the Company by merger of TUA with and into the Company (herein called the "Merger"). The Company shall be the surviving corporation in the Merger. The effect of the Merger is that the separate existence of TUA shall cease. Following approval of such merger transaction by applicable regulatory authorities and the adoption of this Agreement by the shareholders of the Company, and the fulfillment of other conditions precedent to such merger transaction as herein described, TUA and the Company shall each execute and deliver a Plan of Merger substantially in the form of Exhibit "B" hereto, which plan shall be filed of record on the Closing Date, as hereinafter defined, with the Secretary of State of Texas and the Secretary of State of Delaware together with Articles of Merger in the form required by the Texas Business Corporation Act for filing with the Secretary of State of Texas and a Certificate of Merger in the form required by the Delaware General Corporation Law for filing with the Secretary of State of Delaware. At the time the foregoing documents are filed of record and the Merger becomes effective, the rights of the shareholders of the Company (other than those who have properly exercised their dissenters rights) shall, without the requirement of further action on the part of such shareholders, immediately be converted into the right to receive Texas United Common Stock, as herein provided, and such shareholders shall cease to be shareholders of the Company and their share certificates shall for all purposes be deemed only to represent a right to receive the consideration to be paid pursuant to this Agreement. Also at the Effective Time, each share of TUA capital stock then outstanding shall immediately, without any action on the part of the holder thereof, be converted into one share of the Company Common Stock.

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        1.2         Consideration to the Company Shareholders.

                1.2.1         At the Effective Time, each outstanding share of Company Common Stock (other than Dissenting Shares as hereinafter defined) shall be converted into the right to receive .31579 shares of Texas United Common Stock (the "Per Share Consideration" or "Exchange Ratio") The Per Share Consideration/Exchange Ratio has been calculated based on the number of outstanding shares of Company Common Stock immediately prior to the Effective Time (assuming no Company Stock Options or Warrants, as such terms are hereinafter defined, are exercised) being 471,11 shares and the number of shares of Texas United Common Stock to be exchanged therefor being 148,865 shares (the "Aggregate Shares"). The Per Share Consideration shall be issued to shareholders of record of the Company Common Stock as of the Closing Date in the manner described in this section 1.2. The stock transfer records of the Company shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of the Company capital stock shall take place thereafter.

                1.2.2         In the event that the Company's total equity capital, determined in accordance with generally accepted accounting principles, including gains on FFSB's securities portfolio but excluding expenses related to the transactions contemplated by this Agreement (with legal fees being limited to $150,000), reserves for loan losses, goodwill and other intangibles, shall be less than $800,000 as of the Closing Date, and Texas United elects not terminate this Agreement as otherwise permitted under sections 7.9 and 10.1.3 hereof, the number of the Aggregate Shares shall be reduced by one (1) share for each $5.37 of capital or portion thereof by which the Company's total equity capital is less than $800,000, and based upon any such adjustment a corresponding adjustment shall be made to the Per Share Consideration/Exchange Ratio.

                1.2.3         At the Effective Time, a number of the Company shares equal to the number of outstanding TUA shares shall be issued to TUN as the sole shareholder of the entity resulting from the Merger, in exchange for and in cancellation of TUN's TUA shares. The stock transfer records of TUA shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of TUA capital stock shall take place thereafter. At and as of the Effective Time, TUN will be the sole shareholder of the Company as the resulting entity in the Merger.

                1.2.4         Certificates of Texas United Common Stock representing the Per Share Consideration shall be delivered by Texas United to each Company shareholder of record as of the Closing Date upon surrender of such shareholder's share certificate or certificates evidencing shares of Company Common Stock endorsed for delivery and with proof of signature in the form and manner reasonably required by Texas United. The Per Share Consideration shall be delivered at the time of Closing to each shareholder of record as of the Closing Date who has surrendered his Company share certificates at or prior to the date of Closing, either (i) by mailing the same to the shareholder at the shareholder's address as stated on the stock transfer records of the Company, or (ii) by such other arrangements as may be mutually agreed by and between such former Company shareholder and Texas United. Not later than fifteen business days following the Effective Time, Texas United shall mail to those Company shareholders who have not theretofore delivered their Company share certificates for exchange a notice and transmittal letter disclosing the effectiveness of the Merger and procedures for exchanging their Company

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share certificates for the Per Share Consideration. Any delivery of the Per Share Consideration to a shareholder who surrenders his Company share certificate(s) following the Closing Date shall be mailed to the former Company shareholder within a reasonable period of time following receipt of the shareholder's Company share certificate(s).

                1.2.5         Any consideration that would otherwise have been delivered pursuant to Section 1.2.1 to any shareholder of the Company who has exercised his dissenters' rights of appraisal with respect to his Company shares ("Dissenting Shares") pursuant to applicable provisions of law shall be retained by Texas United until the earlier of (i) such time as the shareholder relinquishes his right of dissent, at which time the provisions of section 1.2.1 shall apply, except that the time for delivery of the Per Share Consideration shall be extended to a reasonable period of time following the date of relinquishment of such dissenters' rights; or (ii) the time of settlement or judicial or other resolution of such shareholder's dissenters' rights action, at which time Texas United's obligation to deliver cash to such shareholder shall cease and be of no further force or effect.

                1.2.6         No fractional shares of Texas United Common Stock shall be issued pursuant to the Merger. Any shareholder of the Company who becomes entitled to receive such a fractional share by operation of the provisions of section 1.2.1 of this Agreement shall in stead become entitled to receive cash consideration in respect of such fractional share calculated based upon a price of $19.00 per whole share of the Texas United Common Stock.

                1.2.7         The Per Share Consideration/Exchange Ratio shall be adjusted appropriately to reflect any change in the number of shares of Texas United Common Stock by reason of any stock dividends or splits, reclassification, recapitalization or conversion with respect to Texas United Common Stock, received or to be received by holders of Texas United Common Stock, when the record date or payment occurs prior to the Effective Time.

        1.3        Closing. The closing ("Closing") of the Merger shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the "Closing Date"):

                1.3.1         the thirtieth calendar day after the date of approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"); or

                1.3.2         such date as may be prescribed by any other federal or state agency or authority pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the Merger may not be effected; or

                1.3.3         if the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas United has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas United, to the consummation of the transactions contemplated hereby; or

                1.3.4         such other date as the Company and Texas United may select by mutual agreement.

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The Closing shall take place at the offices of Texas United, 202 W. Colorado Street, La Grange, Texas 78945, on the Closing Date, or at such other place as shall be mutually agreeable to the parties.

        1.4         Effective Time. The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Articles of Merger and Certificate of Merger to become effective on the Closing Date. The Merger shall become effective (the "Effective Time") at the effective time as stated in the Articles of Merger and Certificate of Merger as filed with the Secretary of State of Texas and the Secretary of State of Delaware, pursuant to which TUA is merged with and into the Company.

        1.5         Effect of Mergers Involving the Company. As a result of the Merger and the subsequent merger of the Company with and into TUN, all of the assets and business of the Company shall be acquired by TUN.

        1.6        Other Mergers. The Company shall take, and shall cause FFSB to take, in advance of the Effective Time, any action requested by Texas United to facilitate the merger of the Company with and into TUN and the merger of FFSB with and into State Bank following the Effective Time, including execution and delivery of a Corporate Plan of Merger, substantially in the form of Exhibit "C" hereto, and a Bank Plan of Merger, substantially in the form of Exhibit "D" hereto, together with any requested certificates of officers, and such other documents as may be required to cause such merger to become effective in a timely manner. Notwithstanding the foregoing, the parties agree that prior to the merger of FFSB with and into State Bank, Texas United shall provide sufficient funds to FFSB to redeem, and shall cause FFSB to redeem, all of 87,263 outstanding shares of Noncumulative Voting Perpetual Preferred Stock, Series A, of FFSB (the "Series A Preferred Stock") in accordance with the terms of the Supplemental Section to the Charter of FFSB relating to such Series A Preferred Stock.

        1.7        Ratification by Shareholders and Other Actions. This Agreement shall be submitted to the shareholders of the Company for adoption in accordance with applicable provisions of law and the Certificate of Incorporation and Bylaws of the Company. Texas United has taken, and shall cause TUN, TUA and State Bank to take, prior to the Closing, all necessary corporate and shareholder action to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement. Texas United and the Company shall likewise proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other actions in satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger and the other transactions contemplated by this Agreement on the terms herein provided, including, without limitation, the preparation and submission of all necessary filings, requests for waivers and certificates with the Federal Reserve Board, the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), the Texas Department of Banking ("Banking Department") and the Securities and Exchange Commission ("SEC").

        1.8         Registration of Texas United Common Stock. As hereinafter further provided, Texas United shall file with the SEC and cause to become effective a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"),

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covering the shares of Texas United Common Stock to be issued to shareholders of the Company in the Merger. Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule 405) of the Company to enter into with Texas United an Affiliate Agreement in substantially the form of Exhibit "E" attached hereto.

        1.9        Company Stock Options.

                1.9.1         At the Effective Time, each option (each a "Company Stock Option") outstanding on the date of this Agreement to purchase shares of Company Common Stock under the 1998 Company Stock Option and Incentive Plan (the "Company Stock Option Plan") and remaining outstanding immediately prior to the Effective Time (other than those held by directors of the Company which shall be canceled and terminated pursuant to the Stock Cancellation Agreements substantially in the form of Exhibit "A" hereto) shall, at the Effective Time, be assumed by Texas United and each such Company Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of Texas United Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company Stock Option Plan and stock option agreement pursuant to which the Company Stock Option was granted):

(a)         the number of shares of Texas United Common Stock to be subject to the continuing Company Stock Option shall be equal to the product of the number of shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional share of Texas United Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

(b)        the exercise price per share of Texas United Common Stock under the continuing Company Stock Option shall be equal to the exercise price per share under the Company Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

        The shares of Texas United Common Stock then covered by each continuing Company Stock Option and the exercise price thereof shall be adjusted appropriately to reflect any change in the number of shares of Texas United Common Stock by reason of any stock dividends or splits, reclassification, recapitalization or conversion with respect to Texas United Common Stock, received or to be received by holders of Texas United Common Stock, when the record date or payment occurs while such continuing Company Stock Option is outstanding.

        To the extent permitted by law, it is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") as to any CompanyStock Option which is an "incentive stock option".

                1.9.2          At all times after the Effective Time, Texas United shall reserve for issuance such number of shares of Texas United Common Stock as necessary so as to permit the

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exercise of continuing Company Stock Options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. Texas United shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing Company Stock Options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and Texas United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing Company Stock Options and sale of such shares.

        1.10        Warrants.

                1.10.1         At the Effective Time, each warrant (each a "Warrant") outstanding on the date of this Agreement to purchase shares of Company Common Stock under the form of Warrant Certificate set forth in Schedule 2.3.3 (the "Warrant Certificate") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by Texas United in accordance with the terms of the Warrant and each such Warrant shall continue to be outstanding, but shall represent a right to purchase shares of Texas United Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Warrant Certificate):

(a)        the number of shares of Texas United Common Stock to be subject to the continuing Warrant shall be equal to the product of the number of shares of Company Common Stock subject to the Warrant immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional share of Texas United Common Stock resulting from such multiplication shall be rounded to the nearest whole share; and

(b)        the exercise price per share of Texas United Common Stockunder the continuing Warrant shall be equal to the exercise price per share under the Warrant Certificate immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.
        The shares of Texas United Common Stock then covered by each Warrant and the exercise price thereof shall be adjusted appropriately to reflect any change in the number of shares of Texas United Common Stock by reason of any stock dividends or splits, reclassification, recapitalization or conversion with respect to Texas United Common Stock, received or to be received by holders of Texas United Common Stock, when the record date or payment occurs while such continuing Warrant is outstanding.

                1.10.2         At all times after the Effective Time, Texas United shall reserve for issuance such number of shares of Texas United Common Stock as necessary so as to permit the exercise of continuing Warrants in the manner contemplated by this Agreement and the Warrant Certificates. Texas United shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing Warrants and the sale of the shares received by Warrant holders upon such exercise at and after the Effective

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Time and Texas United shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing Warrants and sale of such shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to, and covenants and agrees with, Texas United as follows:

        2.1         Organization and Operation of the Company. The Company is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including its direct ownership of FFSB. The Company is duly registered as a thrift holding company with the OTS and is operated in substantial compliance with applicable OTS regulations. The Company is a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). True and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, have been delivered to Texas United. The only business of the Company is its ownership and operation of its subsidiaries, BOT and FFSB. Except as described on Schedule 2.1, the Company has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of BOT and FFSB. Without limiting the generality of the foregoing, except as described on Schedule 2.1 or as set forth in the Company Balance Sheet, as hereinafter defined, the Company is not a member of any joint venture or partnership and the Company does not own the securities of any other entity other than as herein described. The Company is operated in substantial compliance with all regulations, limitations and requirements applicable to companies subject to the Home Owners Loan Act, as amended, including as amended by the Gramm-Leach-Bliley Act.

        2.2        Organization and Operation of FFSB.

        FFSB is a federal savings bank, duly organized and existing under the laws of the United States of America. FFSB has full power and authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including specifically its banking business. FFSB is not required to qualify to do business in the State of Texas. FFSB has all authority necessary to own and operate the branch bank facilities operated by FFSB. A list of the branches presently operated by FFSB, together with a list of applications pending for operation of additional branch facilities, if any, are included on Schedule 2.2 . True and complete copies of the Charter and Bylaws of FFSB, as amended to date, have been delivered to Texas United. FFSB (i) is duly authorized to conduct a general thrift business, in accordance with its charter, subject to the supervision of the OTS and other applicable regulatory authorities; (ii) is an insured savings bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. All books and records related to the business of FFSB are true, correct and

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complete in all material respects. FFSB's banking and other business activities are in compliance in all material respects with applicable provisions of law, including the National Housing Act and the regulations of the OTS. Except as disclosed in Schedule 2.2, FFSB has no subsidiaries or affiliates, owns no voting securities of any other corporation (other than readily marketable securities and stock of the Federal Home Loan Bank of Dallas), and is not a member of any joint venture or partnership.

        2.3        Capitalization and Ownership.

                2.3.1         The authorized capital stock of the Company consists of 1,500,000 shares of Common Stock, par value $.01 per share, of which a total of 471,411 shares (the "Company Shares") are outstanding, all of which are validly issued and outstanding, and are fully paid and nonassessable. The Company Shares have not been issued in violation of the preemptive rights of any shareholder. Schedule 2.3.1 lists all the Company Shares owned, directly or indirectly by directors, executive officers of the Company or any of its subsidiaries and any person known to the Company to own one (1%) percent or more of the outstanding capital stock of the Company, and any affiliate of any such person as that term is defined for purposes of the 1934 Act, and regulations promulgated thereunder.

                2.3.2         The authorized capital stock of FFSB consists of (a) 3,000,000 shares of common stock, par value $.01 per share, of which a total of 239,612 shares are outstanding, all of which are validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by the Company, and (b) 1,000,000 shares of serial preferred stock, of which 200,000 shares are designated as Series A Preferred Stock and there are 87,263 shares of Series A Preferred Stock outstanding, all of which are validly issued and outstanding, fully paid and nonassessable.

                2.3.3         Except as set forth on Schedule 2.3., there are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating the Company or FFSB, or any other direct or indirect subsidiary of the Company, to issue, directly or indirectly, additional shares of capital stock, and no authorization therefor has been given. Neither the Company nor FFSB has any outstanding commitment or obligation to repurchase, reacquire or redeem any of their respective outstanding capital stock.

        2.4         Financial Statements, Records, Reports and Filings.

                2.4.1          The Company has delivered to Texas United (i) the audited consolidated balance sheets of the Company and its subsidiaries as of September 30, 2000, 1999 and 1998, and (ii) the related audited consolidated statements of income, changes in stockholders' equity and changes in cash flows for the years then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements (the "Company Audited Financial Statements"). Except to the extent qualified by the report of the independent accountant thereon, the Company Audited Financial Statements fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. To the best knowledge of the Company, audits of the Company and its subsidiaries have been conducted in accordance with generally

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accepted auditing standards. In addition, the Company has delivered to Texas United the unaudited consolidated balance sheet of the Company and its subsidiaries as of September 30, 2001, and unaudited bank only balance sheets and regulatory reports of condition of FFSB as of September 30, 2001 and the related unaudited statements of income for the nine-month period then ended. All of the financial statements described in this paragraph are collectively referred to hereinafter as the "Company Financial Statements." The most recent balance sheet of the Company included in the Company Financial Statements is referred to hereinafter as the "Company Balance Sheet." The Company Financial Statements fairly present the financial position of the Company and FFSB as of the date thereof and the results of their respective operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis, except in the case of unaudited financial statements for the absence of footnotes and normal year end adjustments. Except as described in the accountant's reports thereon, the Company Audited Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, the Company specifically represents to Texas United that the Company and its subsidiaries have no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the Company Financial Statements, other than those (a) incurred since September 30, 2000 which would be reflected in footnotes to financial statements prepared in accordance with generally accepted accounting principles consistently applied, (b) incurred in the ordinary course of business since September 30, 2001, and (c) expenses related to the transactions contemplated by this Agreement. Any material liabilities, accrued, contingent or otherwise, which have been incurred since September 30, 2000, are contained in the books and records of the Company and its subsidiaries, which books and records have been made available to Texas United for its review.

                2.4.2         The books and records of the Company and its subsidiaries reflect the material transactions to which they are or were a party or by which their properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied. As of the date hereof and as of the Closing, all of the minute books of the Company and its subsidiaries are and will be complete and accurate in all material respects and current.

                2.4.3         FFSB Has No TrustBbusiness.

                2.4.4         The Company and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, OTS and every other Regulatory Authority, as hereinafter defined, having jurisdiction over the Company or any of its activities. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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        2.5        Loans.

                2.5.1         All loans included in the assets of the Company and its subsidiaries, including specifically FFSB, and all commitments to make loans (which includes leasing transactions and off balance sheet lending transactions such as letters of credit and which constitutes all of the lending business of the Company), have been made in the ordinary course of business of the Company and its subsidiaries and except as set forth on Schedule 2.5.1, do not, to the knowledge of management of the Company, present more than the normal risk of uncollectibility or other unfavorable features.

                2.5.2         All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of the Company and loans to any person or company related to or affiliated with any such person, are listed on the related party transaction list provided to Texas United by the Company (and marked for identification by Texas United and the Company), which listing is herein called the "FFSB Related Party Transaction List". The loans listed on the FFSB Related Party Transaction List have been made in the ordinary course of business, on commercially reasonably terms comparable to terms extended to unaffiliated parties, and do not present more than the normal risk of uncollectibility or other unfavorable features.

                2.5.3         Except as set forth on Schedule 2.5.3, the reserves for loan losses of FFSB (which constitute the total reserves of the Company) have been calculated in accordance with all applicable rules and regulations. The reserve for loan losses shown on the Company Balance Sheet is adequate in accordance with generally accepted accounting principles consistently applied to provide for all losses on loans outstanding as of the date of the Company Balance Sheet.

        2.6         Properties.

                2.6.1         Except as set forth on Schedule 2.6.1, the Company and its subsidiaries have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which they purport to own, including without limitation, all assets and properties reflected on the Company Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the Company Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the Company Balance Sheet or the notes to the Company Audited Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by FFSB from Federal Reserve Banks and the Federal Home Loan Bank of Dallas or to secure deposits of funds by federal, state or other governmental agencies, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and such liens, mortgages, security interests, encumbrances and charges as are not, in the aggregate, material to the assets and properties of the Company.

                2.6.2         All improvements, buildings and structures located on real estate owned by the Company and its subsidiaries, and the use by the Company and its subsidiaries of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by the Company and its subsidiaries, conform in all material respects to

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applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate is currently being used. All such improvements, buildings and structures located on real estate owned by the Company and its subsidiaries, and all of the material tangible personal property owned by the Company and its subsidiaries, are in good operating condition and repair, reasonable wear and tear excepted.

                2.6.3         The main banking office of FFSB and each of FFSB's branch facilities are either located on real estate owned by FFSB or property leased to FFSB by unaffiliated third party lessors. Listed on Schedule 2.6.3 are (i) all main offices and branch facilities of the Company and FFSB; (ii) all policies of title insurance covering any real properties owned by the Company or any subsidiary; and (iii) all leases and other arrangements for any real properties leased by the Company or any subsidiary, including any arrangements related to properties used for off-site automated teller machines.

        2.7        Environmental Matters. Except as set forth on Schedule 2.7, to the knowledge of the Company, neither any Environmental Hazards nor any Hazardous Materials Contamination, as hereinafter defined, exist on any real property owned by the Company and its subsidiaries (including any owned by and used in connection with the business of the Company or any subsidiary of the Company and any foreclosed properties owned by FFSB), or on any real property used by the Company or any subsidiary in connection with its business, including specifically but without limitation all properties listed on Schedule 2.6.3, or on any adjacent property, as a result of any Environmental Hazards on or emanating from such real property. The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." As used in this Agreement, the term "Environmental Hazards" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

        2.8        Litigation and Compliance. Except as set forth on Schedule 2.8 hereto, no claims have been asserted and no relief has been sought against the Company or any of its subsidiaries

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in any pending litigation or governmental proceedings or otherwise which might result in a judgment, decree or order having a material adverse effect on the financial condition, results of operations, business or prospects of the Company or any of its subsidiaries. The Company and its subsidiaries have complied with, and are presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending in all material respects. The management of the Company and its subsidiaries is not aware of any material violation by the Company or any subsidiary of the Company of any of the foregoing. The Company and its subsidiaries are in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Company and its subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the Company's and its subsidiaries' knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof.

        2.9        Taxes. The Company and its subsidiaries have filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither the Company nor any subsidiary of the Company is delinquent in the payment of any taxes shown on such returns or reports. The Company has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has the Company been notified of any proposed examination. There are included in the Company Balance Sheet reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of the Company and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the fiscal year ended September 30, 2001, and for all fiscal years prior thereto. Neither the Company nor any subsidiary of the Company has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement which is currently outstanding extending the period for assessment and collection of any tax, nor is the Company nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them. Neither the Company nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

        2.10         Contracts. Except as set forth in Schedule 2.10, neither the Company nor any subsidiary thereof is a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit‑sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contracts or commitments for capital expenditures in excess of $25,000 for any one project; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the

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ordinary course of business in amounts of not more than $250,000 in any one transaction ; (vii) agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of the Company, or any person or company related to or affiliated with any such person, is a party; (viii) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or (ix) material contracts, other than the foregoing, not made in the ordinary course of business. The Company and its subsidiaries have in all material respects performed all obligations required to be performed by them to date. Neither the Company nor any of its subsidiaries is in default, and no event has occurred (other than the consummation of the transactions contemplated by this Agreement) which, with notice or the lapse of time or action by a third party, could result in a default by the Company or any of its subsidiaries, (a) under any outstanding indenture, mortgage, contract, lease or other agreement to which it is a party or by which it is bound which might result in a material adverse effect on the financial condition, results of operations, business, or prospects of the Company or any of its subsidiaries; (b) under any provision of its Certificate of Incorporation or Bylaws or other organizational documents which might result in a material adverse effect on the financial condition, results of operations, business or prospects of the Company or any of its subsidiaries; or (c) under any agreement with federal or state regulatory authorities. The Company and its subsidiaries do not have outstanding any power of attorney granted by the Company or any subsidiary, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

        2.11        Approvals; Validity of Agreement. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby. Shareholders holding voting common stock of the Company are the only shareholders with the power to consider and vote upon the transactions herein described. The undersigned common shareholders of the Company (as defined above, the "Affiliate Shareholders") have joined into the execution hereof to evidence their approval of the Merger, and to evidence their agreement to vote their shares in favor of the adoption of this Agreement at the special shareholders' meeting to be called to consider this Agreement. The Affiliate Shareholders own beneficially and of record not less than 13.9% of the outstanding common stock of the Company. Provided required approval is obtained as and to the extent required from applicable regulatory authorities, including the Federal Reserve Board and the Banking Department, and the Series A Preferred Stock is redeemed prior to the merger of FFSB with and into State Bank, the execution, delivery and performance of this Agreement and the consummation of the Merger, and the merger of FFSB with and into State Bank, will not, except as set forth on Schedule 2.11, conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which the Company or any subsidiary thereof may be subject; (ii) any material contract, agreement or instrument to which the Company or any subsidiary thereof is a party or pursuant to which the Company or any subsidiary is bound; or (iii) the Certificate or Bylaws of the Company or the Charter or Bylaws of FFSB. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Banking Department, and provided that the shareholders of the Company vote to adopt this Agreement, and the Series A Preferred Stock is redeemed prior to the merger of FFSB with and into State Bank, no consent or approval or other action by any party (including specifically but without limitation any party to a

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contract to which the Company or FFSB is subject), other than Texas United, TUN, TUA and State Bank is required for the execution, delivery and performance of this Agreement and consummation of the Merger, for the merger of the Company with and into TUN or for the merger of FFSB with and into State Bank, as herein contemplated. The execution, delivery and performance of this Agreement and the consummation of the Merger, the merger of the Company with and into TUN and the merger of FFSB with and into State Bank, will not result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company or its subsidiaries or upon any of the stock of the Company or its subsidiaries. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

        2.12         Insurance. The Company and its subsidiaries have insurance coverage with reputable insurers in amounts, types and risks as companies or institutions of similar size engaged in similar businesses would customarily be insured and have maintained all insurance required by their agreements and applicable laws and regulations. FFSB's accounts are insured by the FDIC to the extent permitted by law, and FFSB has paid all premiums required to be paid and is in compliance with the applicable regulations of the FDIC.

        2.13         Absence of Adverse Judgments, etc. Except for the supervisory agreement between FFSB and the OTS, neither the Company nor any of its subsidiaries is subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future is reasonably likely to materially and adversely affect the financial condition, results of operations, business or prospects of the Company or any subsidiary of the Company.

        2.14         Absence of Certain Changes. Except as set forth in Schedule 2.14, since September 30, 2000 to the date hereof, the Company and its subsidiaries have not (i) issued or sold any capital stock of the Company or any of its subsidiaries, or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank and the Federal Home Loan Bank of Dallas and other documents and instruments issued in the ordinary course of banking business of FFSB); (ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Company Audited Financial Statements as of September 30, 2000, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any material debts or claims, or waived any material rights; (viii) entered into any employment contract with any officer or

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salaried employee or instituted any employee welfare, bonus, stock option, profit‑sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of September 30, 2000 or any severance or termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of the Company or any of its subsidiaries; or (xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Except as set forth in Schedule 2.14 or in the Company Financial Statements as at September 30, 2001, since September 30, 2000, there has been no material adverse change in the Company or FFSB.

        2.15         Agreements with Directors, Officers and Stockholders. Except as set forth in the FFSB Related Party Transaction List or Schedule 2.15, no director, executive officer, stockholder or affiliate of any such person has during the period from September 30, 2000 to the date of this Agreement been a party to any material transaction with the Company or any subsidiary of the Company. For purposes of this section, the term "transaction" shall be understood to include all business dealings involving any payments made or to be made to any person by the Company or any subsidiary, exclusive of routine compensation arrangements that are fully reflected by appropriate corporate minutes and included in the Company Financial Statements. All such transactions with directors, executive officers, 1% stockholders and affiliates are fully and appropriately summarized on the FFSB Related Party Transaction list. None of such transactions have been outside of the ordinary course of business, and, except as set forth on the FFSB Related Party Transaction List, neither the Company nor any subsidiary thereof has any commitments, written or oral, to lend any funds to any such person.

        2.16         Affiliated Corporations. The Company knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of the Company [or for the shareholders of the Company.]

        2.17         Regulatory Matters and Examination Reports. Except as set forth in Schedule 2.17, neither the Company nor any of its subsidiaries has any currently outstanding formal or informal agreements, orders, arrangements or understandings with the Federal Reserve Board, the FDIC, the OTS, the SEC, the Texas State Securities Board or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does the Company or any subsidiary have any examination pending by any applicable Regulatory Authorities nor has the Company or any subsidiary been notified of any proposed examination by any Regulatory Authorities. To the extent permitted by law, the Company has provided to Texas United complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to the Company or any subsidiary since December 31, 1998; (ii) any correspondence between the Company or any

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subsidiary and such agencies during such periods, and (iii) any agreements, arrangements or understandings between the Company or any subsidiary and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

        2.18         Compliance with Applicable Law. The Company and its subsidiaries and the conduct of their respective business are not in violation of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of the Company or any subsidiary, which violation might result in any material adverse change in the condition, business, prospects, properties or assets of the Company or its subsidiaries.

        2.19         Disclosure. Neither the Company Financial Statements nor any representation or warranty contained herein, nor any information delivered or to be delivered by the Company pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        2.20         Finders. Except as described in Schedule 2.20, neither the Company nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

        2.21         Community Reinvestment Act. FFSB is in material compliance with the Community Reinvestment Act (12 U.S.C. §2901 et seq.) ("CRA") and all regulations promulgated thereunder, and the Company has supplied Texas United with copies of FFSB's current CRA Statement, all support papers therefor, all letters and written comments received by FFSB since September 30, 2000 pertaining thereto and any responses by FFSB to such comments. FFSB has a rating of "satisfactory" as of its most recent CRA compliance examination and the Company knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or why the OTS or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of the Company under the CRA.

        2.22         Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. The Company and FFSB are in material compliance with the Fair Housing Act (42 U.S.C. §3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. §2801 et seq. and the Equal Credit Opportunity Act (15 U.S.C. §1691 et seq.) and all regulations promulgated thereunder. Neither the Company nor FFSB has received any notices which are currently outstanding of any violation of said Acts or any of the regulations promulgated thereunder, nor does the Company or FFSB have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to FFSB's compliance with said Acts.

        2.23         Usury Laws and Other Consumer Compliance Laws. All loans of FFSB have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. §226 et seq.) issued by the

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Federal Reserve Board, the Federal Consumer Credit Protection Act (15 U.S.C. §1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. art. 5069‑2.01, et seq.) and all statutes governing the operation of federally chartered savings banks located in Texas. Each loan on the books of FFSB was made or acquired in the ordinary course of FFSB's business.

        2.24         Bank Secrecy Act. FFSB is in material compliance with the Bank Secrecy Act (12 U.S.C. §§1730(d) and 1829(b)) and all regulations promulgated thereunder, and FFSB has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, FFSB has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the Internal Revenue Service.

        2.25         Zoning and Related Laws. All real property owned by the Company or FFSB and the use thereof materially complies with all applicable laws, ordinances, regulations, orders or requirements, including without limitation, building, zoning and other laws.

        2.26         Securities Laws. Except as set forth on Schedule 2.26, the Company and its subsidiaries and their officers, employees and agents are now, and at all times in the past have been, in compliance in all material respects with all applicable federal and state securities laws and any regulations promulgated thereunder. The Company and its subsidiaries and their officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which the Company, any of its subsidiaries or their respective officers, employees, or agents are now engaged or have been engaged in the past.

        2.27         Regulatory Approvals. The Company has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the Merger as set forth in this Agreement.

        2.28         Statements True and Correct. None of the information supplied or to be supplied by the Company for inclusion in proxy statement or any other documents to be filed with the SEC, the Federal Reserve Board, the OTS or any other banking or Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to such proxy statement, when first mailed to the shareholders of the Company, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that the Company is responsible for filing with the SEC, the Federal Reserve Board, the OTS or any other Regulatory Authority in connection with the transactions contemplated hereby will, to the best of the Company's knowledge, comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TEXAS UNITED

        Texas United represents and warrants to, and covenants and agrees with, the Company as follows:

        3.1         Organization and Operation of Texas United. Texas United is a Texas corporation, duly organized, validly existing and in good standing under the laws of the state of Texas, and has full power and authority (including all material licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including its direct ownership of TUN, TCWA and the Trust and its indirect ownership of State Bank and CTB. Texas United is duly registered as a bank holding company with the Federal Reserve Board and is operated in substantial compliance with applicable Federal Reserve Board regulations. Texas United is not a reporting company under the 1934 Act, but will become such prior to the Closing Date. True and complete copies of the Articles of Incorporation and Bylaws of Texas United as amended to date, have been delivered to the Company. The only business of Texas United is its ownership and operation of its subsidiaries, TUN, State Bank, CTB, TCWA and the Trust. Except as described on Schedule 3.1, Texas United has no liabilities, liquidated or unliquidated, fixed or contingent, and has no assets other than its ownership of all of the capital stock of TUN. Without limiting the generality of the foregoing, except as described on Schedule 3.1, Texas United is not a member of any joint venture or partnership and Texas United does not own the securities of any other entity other than as herein described. Texas United is operated in substantial compliance with all regulations, limitations and requirements applicable to companies subject to the Bank Holding Company Act of 1956, as amended, including as amended by the Gramm-Leach-Bliley Act.

        3.2         Capitalization and Ownership. The authorized capital stock of Texas United consists of 500,000 shares of preferred stock, no par value, none of which is outstanding and 3,000,000 shares of Texas United Common Stock, of which a total of 2,502,145 shares (the "Texas United Shares") are outstanding, all of which have been validly issued and outstanding, are fully paid and nonassessable. The Texas United Shares have not been issued in violation of the preemptive rights of any stockholder. Schedule 3.2 lists all Texas United Shares owned, directly or indirectly by directors, executive officers and any person known to Texas United to own 1% or more of the outstanding capital stock of Texas United, and any affiliate of any such person as that term is defined for purposes of the 1934 Act and regulations promulgated thereunder.

        3.3         Outstanding Options. There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating Texas United, TUN, State Bank, CTB, TCWA or the Trust, or any other direct or indirect subsidiary of Texas United, to issue, directly or indirectly, additional shares of capital stock, and no authorization therefor has been given, except that there are outstanding options to acquire an aggregate of 258,750 shares of Texas United Common Stock. Neither Texas United, TUN, State Bank, CTB, TCWA nor the Trust has any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

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        3.4         Financial Statements, Records, Reports and Filings.

                3.4.1          Texas United has delivered to the Company (i) the audited consolidated balance sheet of Texas United and its subsidiaries as of December 31, 2000, 1999 and 1998 (the "Balance Sheet"), and (ii) the related audited consolidated statements of income, changes in stockholders' equity and changes in cash flow for the years then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements (the "Texas United Audited Financial Statements"). Except to the extent qualified by the report of the independent accountant thereon, the Texas United Audited Financial Statements fairly present the financial position of Texas United and its subsidiaries as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. To the best knowledge of Texas United, audits of Texas United and its subsidiaries have been conducted in accordance with generally accepted auditing standards. In addition, Texas United has delivered to the Company the unaudited consolidated balance sheet of Texas United and its subsidiaries as of September 30, 2001, and the related unaudited statements of income for the nine-month period then ended. All of the financial statements described in this paragraph are collectively referred to hereinafter as the "Texas United Financial Statements." The Texas United Financial Statements fairly present the financial position of Texas United and its subsidiaries as of the date thereof and the results of their respective operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis, except in the case of unaudited financial statements for the absence of footnotes and normal year end adjustments. Except as described in the accountant's reports thereon, the Texas United Audited Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, Texas United specifically represents to the Company that Texas United and its subsidiaries have no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the Texas United Financial Statements, other than those (a) incurred since December 31, 2000 which would be reflected in footnotes to financial statements prepared in accordance with generally accepted accounting principles consistently applied, (b) incurred in the ordinary course of business since September 30, 2001, and (c) expenses related to the transactions contemplated by this Agreement. Any material liabilities, accrued, contingent or otherwise, which have been incurred since December 31, 2000, are contained in the books and records of Texas United and its subsidiaries, which books and records have been made available to the Company for its review.

                3.4.2          The books and records of Texas United and its subsidiaries reflect the material transactions to which they are or were a party or by which their properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied. As of the date hereof and as of the Closing, all of the minute books of Texas United and its subsidiaries are and will be complete and accurate in all material respects and current.

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                3.4.3         Texas United and each of its subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the FDIC, (iii) the Banking Department and (iv) the SEC. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.5         Litigation and Compliance. No claims have been asserted and no relief has been sought against Texas United or any of its subsidiaries in any pending litigation or governmental proceedings or otherwise which might result in a judgment, decree or order having a material adverse effect on the financial condition, results of operations, business or prospects of Texas United or any of its subsidiaries. Texas United and its subsidiaries have complied with, and are presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending in all material respects. The management of Texas United and its subsidiaries is not aware of any material violation by Texas United or any subsidiary of Texas United of any of the foregoing. Texas United and its subsidiaries are in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. All material permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Texas United and its subsidiaries have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Texas United's knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof.

        3.6         Approvals; Validity of Agreement. The Board of Directors of Texas United has approved this Agreement and the transactions contemplated hereby. No approval of this Agreement or the transactions contemplated hereby is required by the shareholders of Texas United Provided required approval is obtained to the extent required from applicable regulatory authorities, including the Federal Reserve Board and the Banking Department, the execution, delivery and performance of this Agreement and the consummation of the Merger, and the merger of FFSB with and into State Bank, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Texas United or any subsidiary thereof may be subject; (ii) any material contract, agreement or instrument to which Texas United or any subsidiary thereof is a party or pursuant to which Texas United or any subsidiary is bound; or (iii) the Articles of Incorporation or Bylaws of Texas United or the corporate charter or bylaws of any of its subsidiaries. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Banking Department, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which Texas United, TUN, State Bank, CTB, TCWA or the Trust is subject) is required for the execution, delivery and performance of this Agreement and consummation of the Merger, for the merger of the Company with and into TUN

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or for the merger of FFSB with and into State Bank, as herein contemplated. The execution, delivery and performance of this Agreement and the consummation of the Merger, the merger of the Company with and into TUN and the merger of FFSB with and into State Bank, will not result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Texas United or its subsidiaries or upon any of the stock of Texas United or its subsidiaries. This Agreement constitutes the legal, valid and binding obligation of Texas United, enforceable against Texas United in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Texas United shall cause TUN, TUA and State Bank to take all necessary action to approve the transactions contemplated by this Agreement (to the extent applicable to each of them) and to consummate such transactions.

        3.7         Absence of Adverse Judgments. Neither Texas United nor any subsidiary thereof is a subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the financial condition, results of operations, business or prospects of Texas United or any subsidiary of Texas United.

        3.8         Absence of Certain Changes. Except as set forth in Schedule 3.8, since December 31, 2000 to the date hereof, Texas United and its subsidiaries have not (i) issued or sold any capital stock of Texas United or any of its subsidiaries, or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank and other documents and instruments issued in the ordinary course of banking business of State Bank and CTB); (ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Texas United Audited Financial Statements as at December 31, 2000, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any material debts or claims, or waived any material rights; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value which in the aggregate are material; (ix) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (x) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xi) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of Texas United or any of its subsidiaries; or (xii) entered into

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any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Since December 31, 2000, there has been no material adverse change in Texas United or any of its subsidiaries.

        3.9         Affiliated Corporations. Texas United knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of Texas United [or for the shareholders of Texas United.]

        3.10         Regulatory Matters and Examination Reports. Neither Texas United nor any of its subsidiaries has any currently outstanding formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the FDIC, the SEC, the Texas State Securities Board or any other Regulatory Authority, nor does Texas United or any subsidiary have any examination pending by any applicable Regulatory Authorities nor has Texas United or any subsidiary been notified of any proposed examination by any Regulatory Authorities, except that Texas United is aware that a regulatory examination of its subsidiaries may commence in January, 2002. To the extent permitted by law, Texas United has provided to the Company complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to Texas United or any subsidiary since December 31, 1998; (ii) any correspondence between Texas United or any subsidiary and such agencies during such periods, and (iii) any agreements, arrangements or understandings between Texas United or any subsidiary and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

        3.11         Compliance with Applicable Law. Texas United and its subsidiaries and the conduct of their respective business are not in violation of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of Texas United or any subsidiary, which violation might result in any material adverse change in the condition, business, prospects, properties or assets of Texas United or its subsidiaries.

        3.12         Disclosure. Neither the Texas United Financial Statements nor any representation or warranty contained herein, nor any information delivered or to be delivered by Texas United pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        3.13         Finders. Neither Texas United nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

        3.14         Statements True and Correct. None of the information supplied or to be supplied by Texas United for inclusion in the Registration Statement, proxy statement or any other documents to be filed with the SEC, the Federal Reserve Board or any other banking or Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and with respect to such proxy statement, when first mailed to the shareholders of the Company, contain any untrue statement of a material fact, or

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omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. All documents that Texas United is responsible for filing with the SEC, the Federal Reserve Board or any other Regulatory Authority in connection with the transactions contemplated hereby will, to the best of Texas United's knowledge, comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

        3.15         Regulatory Approvals. Texas United has no reason to believe that it will not be able to obtain all requisite regulatory approvals necessary to consummate the Merger.

        3.16         Loans.

                3.16.1         All loans included in the assets of Texas United and its subsidiaries, including specifically State Bank, and all commitments to make loans (which includes leasing transactions and off balance sheet lending transactions such as letters of credit and which constitutes all of the lending business of Texas United, have been made in the ordinary course of business of Texas United and its subsidiaries and except as set forth on Schedule 3.16.1, do not, to the knowledge of management of Texas United, present more than the normal risk of uncollectibility or other unfavorable features.

                3.16.2         All loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of Texas United and loans to any person or company related to or affiliated with any such person, are listed on the related party transaction list provided to the Company by Texas United (and marked for identification by Texas United and the Company), which listing is herein called the "State Bank Related Party Transaction List". The loans listed on the State Bank Related Party Transaction List have been made in the ordinary course of business, on commercially reasonably terms comparable to terms extended to unaffiliated parties, and do not present more than the normal risk of uncollectibility or other unfavorable features.

                3.16.3         The reserves for loan losses of State Bank (which constitute the total reserves of Texas United) have been calculated in accordance with all applicable rules and regulations. The reserve for loan losses shown on the Texas United balance sheet as of September 30, 2001 is adequate in accordance with generally accepted accounting principles consistently applied to provide for all losses on loans outstanding as of such date.

        3.17         Environmental Matters. To the knowledge of Texas United, neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by Texas United and its subsidiaries (including any owned by and used in connection with the business of Texas United or any subsidiary of Texas United and any foreclosed properties owned by State Bank), or on any real property used by Texas United or any subsidiary in connection with its business or on any adjacent property, as a result of any Environmental Hazards on or emanating from such real property.

        3.18         Taxes. Texas United and its subsidiaries have filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Texas

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United nor any subsidiary of Texas United is delinquent in the payment of any taxes shown on such returns or reports. Texas United has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Texas United been notified of any proposed examination. There are included in the Texas United balance sheet as of September 30, 2001 reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Texas United and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the period ended September 30, 2001, and for all fiscal years prior thereto. Neither Texas United nor any subsidiary of Texas United has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement which is currently outstanding extending the period for assessment and collection of any tax, nor is Texas United nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them.

        3.19         Agreements with Directors, Officers and Stockholders. Except as set forth in the State Bank Related Party Transaction List, no director, executive officer, stockholder or affiliate of any such person has during the period from December 30, 2000 to the date of this Agreement been a party to any material transaction with Texas United or any subsidiary of Texas United. For purposes of this section, the term "transaction" shall be understood to include all business dealings involving any payments made or to be made to any person by Texas United or any subsidiary, exclusive of routine compensation arrangements that are fully reflected by appropriate corporate minutes and included in the Texas United Financial Statements. All such transactions with directors, executive officers, 1% stockholders and affiliates are fully and appropriately summarized on the State Bank Related Party Transaction List. None of such transactions have been outside of the ordinary course of business, and, except as set forth on the State Bank Related Party Transaction List, neither Texas United nor any subsidiary thereof has any commitments, written or oral, to lend any funds to any such person.

        3.20         Community Reinvestment Act. State Bank is in material compliance with the CRA and all regulations promulgated thereunder, and Texas United has supplied the Company with copies of State Bank's current CRA Statement, all support papers therefor, all letters and written comments received by State Bank since December 31, 2000 pertaining thereto and any responses by State Bank to such comments. State Bank has a rating of "satisfactory" as of its most recent CRA compliance examination and Texas United knows of no reason why it would not receive a rating of "satisfactory" or better pursuant to its next CRA compliance examination or any Regulatory Authority or any other governmental entity may seek to restrain, delay or prohibit the transactions contemplated hereby as a result of any act or omission of Texas United under the CRA.

        3.21         Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. Texas United and State Bank are in material compliance with the Fair Housing Act (42 U.S.C. §3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. §2801 et seq. and the Equal Credit Opportunity Act (15 U.S.C. §1691 et seq.) and all regulations promulgated thereunder. Neither Texas United nor State Bank has received any notices which are currently outstanding of any violation of said Acts or any of the regulations promulgated thereunder, nor

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does Texas United or State Bank have any notice of, or knowledge of, any threatened administrative inquiry, proceeding or investigation with respect to State Bank's compliance with said Acts.

        3.22        Usury Laws and Other Consumer Compliance Laws. All loans of State Bank have been made substantially in accordance with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including without limitation, the Texas usury statutes as they are currently interpreted, Regulation Z (12 C.F.R. §226 et seq.) issued by the Federal Reserve Board, the Federal Consumer Credit Protection Act (15 U.S.C. §1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. art. 5069‑2.01, et seq.) and all statutes governing the operation of national banks located in Texas. Each loan on the books of State Bank was made or acquired in the ordinary course of State Bank's business.

        3.23         Bank Secrecy Act. State Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§1730(d) and 1829(b)) and all regulations promulgated thereunder, and State Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, State Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including, but not limited to, any requisite Custom Reports required by any agency of the United States Treasury Department, including but not limited to the Internal Revenue Service.

        3.24         Securities Laws. Texas Unitedand its subsidiaries and their officers, employees and agents are now, and at all times in the past have been, in compliance in all material respects with all applicable federal and state securities laws and any regulations promulgated thereunder. Texas United, its subsidiaries and their respective officers, employees and agents have complied with, and currently hold, all necessary licenses and permits required under any federal or state securities law or regulation to conduct any securities activities in which Texas United, its subsidiaries or their respective officers, employees, or agents are now engaged or have been engaged in the past.

ARTICLE 4

INDEMNIFICATION

        4.1         Indemnification by the Company. The Company hereby agrees to indemnify, defend and hold harmless Texas United, and its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which Texas United or its subsidiaries may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the 1934 Act or any rule, order or regulation pursuant thereto), arising out of or based upon:

                (i)        Any willful material breach of a representation, warranty, covenant or agreement of the Company in this Agreement or any willful material breach in the performance thereof;

                (ii)         any misleading or untrue statement of a material fact

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by or on behalf of the Company or any subsidiary thereof, or any omission of a material fact necessary in order to make any statements made by or on behalf of the Company, in light of the circumstances under which they were made, not misleading, including any such statement or omission in the context of solicitation by the Company of proxies for adoption of this Agreement by the shareholders of the Company;

                (iii)         any irregularity or improper procedure in connection with the solicitation of proxies and obtaining shareholder adoption of this Agreement; and

                (iv)          any disclosure by any officer, director, shareholder or present or former employee of the Company or any subsidiary thereof of any confidential information related to Texas United or any subsidiary or their respective business (including confidential customer information).

        4.2         Indemnification by Texas United. Texas United hereby agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which the Company may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the 1934 Act, or any rule, order or regulation pursuant thereto), arising out of or based upon:

                (i)         Any willful material breach of a representation, warranty, covenant or agreement of Texas United in this Agreement or any willful material breach in the performance thereof; and

                (ii)          any misleading or untrue statement of a material fact by or on behalf of Texas United or any subsidiary thereof, or any omission of a material fact necessary in order to make any statements made by or on behalf of Texas United, in light of the circumstances under which they were made, not misleading, or

                (iii)          any disclosure by any officer, director, shareholder or present or former employee of Texas United or any subsidiary thereof of any confidential information related to the Company or any subsidiary or their respective business (including confidential customer information).

        4.3         Extension to Other Parties. Each of Texas United and the Company (to the extent of an indemnification obligation hereunder, herein referred to as the "Indemnifying Party") will indemnify the other and each of such other party's directors, officers and each person who "controls" such other party within the meaning of such term as used in Section 15 of the 1933 Act (such persons being herein called the "Indemnified Parties") and will defend and hold the Indemnified Parties harmless from and against any and all losses, claims, damages, expenses, or liabilities to which the Indemnified Parties may become subject under the common law or otherwise insofar as:

                4.3.1         such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any communications to shareholders, or any application or statement filed pursuant to this

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Agreement or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished by the party against whom indemnification is sought hereunder for use therein; and

                4.3.2         such losses, claims, damages, expenses, or liabilities are incurred by the Indemnified Parties (or are losses, claims, damages, expenses or liabilities with respect to which the Indemnified Parties become subject), under the common law or otherwise, arising out of or in any way attributable to the willful material breach of any warranty or representation made by such party herein or pursuant to the terms hereof, or the willful failure of such party to perform any covenant or obligation contained in this Agreement.

        4.4        Legal and Other Costs. The indemnification obligations contained herein shall expressly include the obligation of the Indemnifying Party to reimburse the Indemnified Party for any legal or other expenses (including counsel fees) reasonably incurred by them in connection with investigating or defending against any and all such losses, claims, damages, expenses, liabilities or actions whether or not resulting in any liability.

        4.5         Notices and Participation Rights. The Indemnified Parties shall, within twenty (20) days after the receipt by them of any notice of any claim or of the commencement of any litigation in respect of which indemnity may be sought hereunder, notify the Indemnifying Party thereof. The omission to notify the Indemnifying Party of any such claim or litigation shall relieve the Indemnifying Party from any liability which it may have under the indemnity agreement contained herein, but shall not relieve the Indemnifying Party from any other liability which it may have to the Indemnified Parties, other than that raised in any such claim or litigation explicitly or by reasonable implication or that which may estop the Indemnifying Party from raising and effecting some defense it might otherwise have raised had such notice been properly given. If any such litigation shall be brought against the Indemnified Parties and if the Indemnified Parties shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled, unless in the opinion of counsel to the Indemnified Party there exist issues as to which the interests of the Indemnified Parties are adverse, to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel satisfactory to the Indemnified Parties.

        4.6        Survival. The indemnity agreement contained in this Article shall survive any investigation made by or on behalf of any Indemnified Party but shall expire and terminate at the Effective Time.

ARTICLE 5

COVENANTS OF THE COMPANY

        The Company covenants and agrees with Texas United as follows:

        5.1         Shareholder Approval by the Company; Best Efforts. Subsequent to the execution and delivery of this Agreement, in conjunction with a Registration Statement to be filed with the

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SEC by Texas United, the Company agrees to submit this Agreement to the shareholders of the Company, for their adoption, in accordance with applicable provisions of law, including Schedule 14A and other proxy solicitation regulations of the SEC. The Board of Directors of the Company agrees to recommend that the Company shareholders adopt this Agreement; provided if such Board concludes by at least a majority vote of its entire membership that the making of such recommendation would result in a violation of its fiduciary duties to the Company shareholders under Delaware law (as determined in good faith after the receipt of advice from outside counsel), then such Board may withdraw, modify or change such recommendation. This Agreement and the proposed merger of FFSB with and into State Bank have already been approved by the Board of Directors of the Company and FFSB. The Company will take all reasonable action to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement.

        5.2         Company Periodic Reports, Proxy Statement and Other Information. The Company agrees to provide, to the extent permitted by law, any and all information, documentation and assistance as may be requested by Texas United for purposes of preparation of (i) communications with shareholders of Texas United pending the Closing, (ii) the proxy statement related to obtaining the adoption by the Company shareholders of this Agreement; and (iii) any prospectus, private placement memorandum or other document required in connection with any public or private offering of securities by Texas United (collectively, the "Company Information"). The Company hereby represents and warrants that the Company Information will, to the best of its knowledge, be true, correct and complete in all material respects without omission of any material fact required to be stated to make the Company Information not misleading.

        5.3         Access by Texas United. From and after the date of this Agreement, the Company shall afford to the officers, attorneys, accountants and other authorized representatives of Texas United full and free access to the properties, books, contracts, commitments and records of the Company and its subsidiaries, at all reasonable times during business hours, and such representatives of Texas United shall be furnished with true and complete copies of the same and with all other information concerning the affairs of the Company and its subsidiaries as such representatives may reasonably request.

        5.4         Environmental Inspection. The Company expressly agrees to supply Texas United with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, the Company and its subsidiaries, and any premises heretofore used in connection with the operation of such business, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties. The Company agrees to cooperate (and to cause its subsidiaries to cooperate) with any reasonable request of Texas United related to site assessment or site review related to any environmental matter or investigation, including making available such personnel of the Company and its subsidiaries as Texas United may reasonably request. At Texas United's discretion, Texas United may arrange for one or more independent

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contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of the Company and its subsidiaries in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards. Any such test may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests. Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas United may deem reasonably necessary. Any and all costs of third parties associated with obtaining such information shall be borne solely by Texas United. In the event such tests indicate the presence of Hazardous Material Contamination and the cost of removing such Hazardous Material Contamination shall exceed $100,000, then Texas United shall have the right to terminate this Agreement under section 10.1.3(iii) hereof.

        5.5         Action by the Company Prior to Closing.

                5.5.1          From and after the date of this Agreement until the Closing Date, the Company will (and the Company will cause each of its subsidiaries to):

                (i)         carry on its business substantially the same manner as it is presently conducted;

                (ii)          maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditure outside of the ordinary course of business and not make or commit to make any capital expenditure (whether or not in the ordinary course of business) in excess of $5,000 in any single transaction and $25,000 in the aggregate other than emergency repairs and replacements;

                (iii)          use best efforts to maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

                (iv)         perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

                (v)          use its best efforts to maintain and preserve its business organization intact, to retain its present officers and employees and to maintain its relationships with customers;

                (vi)         use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

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                (vii)          maintain its books of account and records in the usual, regular and orderly manner consistent with generally accepted accounting principles and practices, consistently applied, and prudent banking practices;

                (viii)          not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities other than pursuant to the exercise of Company Stock Options and Warrants;

                (ix)          except with the prior written consent of Texas United (which consent shall not be unreasonably withheld with respect to matters in the normal course of business), will not increase in any manner the compensation of any of its directors, officers or employees, or pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person;

                (x)          not declare or pay any dividend (other than to the Company or the FFSB Series A Preferred Stockholders) or make any stock split or purchase or otherwise acquire for value any of its shares;

                (xi)          not issue commitments for the future funding of loans at a fixed rate other than the then prevailing market at the date of funding; and

                (xii)          not engage in any business practice which deviates in any material respect from its customary practices during the last eighteen months immediately preceding the date hereof.

                5.5.2         Without limiting the foregoing, between the date hereof and the date of Closing, the Company specifically covenants and agrees that the Company will not incur (and will not permit its subsidiaries to incur) any indebtedness other than deposit liabilities owed to deposit customers in the ordinary course of business and trade accounts payable incurred in the ordinary course of business, or significant expenses outside of the ordinary course of business, except that the Company may incur fees and expenses incident to the transactions herein described provided that such fees to legal counsel do not exceed $150,000. In addition, neither the Company nor any subsidiary of the Company will increase expenses in any material way (either individually or in the aggregate), nor will the Company nor any subsidiary of the Company make any changes in its capital structure.

                5.5.3         Provided that seeking such approvals is in accordance with applicable banking law and regulations, the Company covenants that neither it nor any of its subsidiaries

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will make any loan, nor commit to make any other loan, in excess of $250,000 to any one borrower or in any one transaction without the prior consent of Texas United.

                5.5.4         Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, the Company covenants that neither it nor any of its subsidiaries will sell or otherwise dispose of any of their real or material personal property without the prior written consent of Texas United.

                5.5.5         Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, the Company specifically covenants and agrees neither it nor any of its subsidiaries will acquire any United States Treasury or government agency bonds, or municipal securities, or make other investments in securities, with fixed rates or with maturities of greater than three years from the date of investment. In addition, the Company covenants and agrees that neither it nor any of its subsidiaries will enter into any forward commitment to acquire any such securities.

                5.5.6         From and after the date of this Agreement until the Closing Date, the Company will not, and will not permit any of its subsidiaries to, (i) permit any change to be made in the Certificate of Incorporation or Bylaws of the Company or any subsidiary thereof, or (ii) voluntarily take any action described in section 2.14 herein, without the prior written consent of Texas United.

        5.6         Consummation of Agreement. The Company shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

        5.7         Meetings. The Company agrees to give notice to Texas United of all meetings of the boards of directors of the Company and each of its subsidiaries as well as of all meetings of any committees of any such board, and the Company further agrees that a representative of Texas United shall be permitted to attend all such meetings and to receive any and all information otherwise furnished to persons participating in any such meetings, except to the extent that Texas United's representative may be excluded from participating in any meeting or portion thereof devoted to discussions of the Company's rights and obligations under this Agreement or with respect to the transaction contemplated by this Agreement.

        5.8         Liquidation of BOT. On or before the Closing, the Company shall cause BOT to be liquidated and dissolved.

ARTICLE 6

COVENANTS OF TEXAS UNITED

        Texas United covenants and agrees with FFSB as follows:

        6.1         Best Efforts. Texas United will take all reasonable action to aid and assist in the consummation of the Merger and the transactions contemplated hereby, and will use its best efforts to take or cause to be taken all other actions necessary, proper or advisable to

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consummate the transactions contemplated by this Agreement, including such actions which are necessary, proper or advisable in connection with filing applications with, or obtaining approvals from, all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement. Specifically, Texas United shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the [OTS] and the Federal Reserve Board. Texas United shall keep the Company reasonably informed as to the status of such applications and make available to the Company, upon reasonable request by the Company from time to time, copies of such applications, responses, and any supplementary filed materials.

        6.2        Information for Applications and Proxy Solicitation. To the extent permitted by law, Texas United will furnish the Company and FFSB with all information concerning Texas United and its subsidiaries required for inclusion in (a) any application, statement or document to be made or filed by the Company or FFSB with any federal or state regulatory or supervisory authority in connection with the transactions contemplated by this Agreement during the pendency of this Agreement and (b) any proxy materials to be furnished to the shareholders of the Company in connection with their consideration of the Merger. Texas United represents and warrants that all information so furnished for such statements and applications shall, to the best of its knowledge, be true and correct in all material respects without omission of any material fact required to be stated to make the information not misleading.

        6.3         Employee Benefit Plans. Texas United agrees that the employees of FFSB who are bona fide participants in any of FFSB's health and welfare plans and who continue as employees of State Bank will be entitled to participate in all employee health and welfare plans maintained for employees of Texas United and State Bank in accordance with the terms of such plans. All employees of FFSB retained by Texas United or State Bank will receive credit for their prior service with FFSB with respect to such plans. There will be no gap in health insurance coverage for continuing FFSB employees, no pre-existing conditions (covered by FFSB's health coverage) will be excluded from coverage and there will be no duplication of deductibles or co-payments. At the Closing, Texas United shall, and shall cause State Bank to, formally assume all of the obligations of the Company and FFSB under that certain Compromise and Settlement Agreement between the Company, FFSB and Stan Stephens dated February 13, 2001 (the "Stephens Settlement Agreement"), a copy of which has been previously provided to Texas United. At the time of the consummation of the merger of FFSB with and into State Bank, Texas United shall also cause State Bank to formally assume all of the obligations of FFSB under the five employment agreements listed on Schedule 6.3, copies of which have been previously provided to Texas United.

        6.4         Registration Statement. As promptly as practicable after the execution of this Agreement, Texas United will file with the SEC the Registration Statement on Form S-4 under the 1933 Act and any other applicable documents, relating to the shares of Texas United Common Stock to be delivered to the shareholders of the Company pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the 1933 Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or

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misleading, and at the time of mailing thereof to the Company's shareholders, at the time of the Company shareholders' meeting held to adopt this Agreement and at the Effective Time, the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Texas United (the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this section shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company for use in the Registration Statement or the Prospectus.

        6.5         Rule 144 Compliance. From and after the Effective Time, Texas United shall file all reports with the SEC necessary to permit the shareholders of the Company who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of the Company Common Stock to sell Texas United Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the 1933 Act if they would otherwise be so entitled; provided, however, that Texas United is otherwise obligated to file such reports with the SEC.

        6.6         Publication of Financial Condition. [Intentionally ommitted]

        6.7        Access by the Company. From and after the date of this Agreement, Texas United shall afford to the officers, attorneys, accountants and other authorized representatives of the Company full and free access to the properties, books, contracts, commitments and records of Texas United and its subsidiaries, at all reasonable times during business hours, and such representatives of the Company shall be furnished with true and complete copies of the same and with all other information concerning the affairs of Texas United and its subsidiaries as such representatives may reasonably request.

        6.8         Meetings. Texas United agrees to give notice to the Company of all meetings of the boards of directors of Texas United as well as of all meetings of any committees of any such board, and Texas United further agrees that one representative of the Company shall be permitted to attend all such meetings and to receive any and all information otherwise furnished to persons participating any such meetings, except to the extent that the Company's representative may be excluded from participating in any meeting or portion thereof devoted to discussions of Texas United's rights and obligations under this Agreement or with respect to the transaction contemplated by this Agreement.

        6.9         Supplemental Indenture. Texas United agrees that at or prior to Closing it will enter into a supplemental indenture to the indenture dated April 1, 1998 between the Company and Harris Trust Company of New York as trustee (the "Indenture") assuming the obligations and performance of every covenant of the Company under the Indenture as of the Effective Time in accordance with Section 801 of the Indenture.

        6.10         Consummation of Agreement. Texas United shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

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        6.11         Indemnification and Insurance.

                6.11.1          For three years from and after the Effective Time, Texas United shall maintain officers' and directors' liability insurance covering the persons who are presently covered by current officers' and directors' liability insurance policies of the Company and FFSB with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time, on terms which are at least as favorable as the terms of said current policies, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 175% of the annual premium most recently paid by the Company and FFSB (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and further provided that if Texas United is unable to maintain or obtain the insurance called for by this section, Texas United shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount which may be in the form of tail coverage, or may request the Company to obtain such tail coverage at Texas United's expense prior to the Effective Time; provided, further, that officers and directors of the Company or its subsidiaries may be required to make application and provide customary representations and warranties to Texas United's insurance carrier for the purpose of obtaining such insurance.

                6.11.2          For a period of six years from after the Effective Time, Texas United shall, and shall cause its subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the Certificate of Incorporation or charter document and By-Laws of the Company and each of its Subsidiaries as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Merger and the other transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities.

                6.11.3          In addition to and without limitation of the rights set forth in section 6.11.2, for a period of six years from after the Effective Time, Texas United shall to the fullest extent permitted under applicable law indemnify and hold harmless each present and former director and officer of the Company and FFSB (collectively, the "Indemnified Parties") against any and all costs, expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act, omission, event, matter or circumstance occurring or existing prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the Merger or the other transactions contemplated by this Agreement), and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) (i) Texas United shall advance expenses to each such Indemnified Party to the fullest extent permitted by law, including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between Indemnified Parties in which case

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they may retain separate counsel), all such counsel shall be reasonably satisfactory to Texas United, promptly after statements therefor are received and (ii) Texas United will cooperate in the defense of any such matter.

                6.11.4          Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards for or prerequisites to indemnification set forth under the Delaware General Corporation Law, or the Certificate of Incorporation or charter and By-Law provisions referred to in section 6.11.2, shall be made by independent counsel selected by Texas United (which shall not be counsel that provides any services to Texas United or any of its subsidiaries) and reasonably acceptable to the Indemnified Party, and Texas United shall pay such counsel's fees and expenses.

                6.11.5          This section 6.11 shall survive the Effective Time, is intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this section against Texas United) and shall be binding on all successors and assigns of Texas United.

                6.11.6          In the event Texas United or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other persons, then, and in each such case, proper provision shall be made so that the successors and assigns of Texas United assume the obligations set forth in this Section 6.11.

                6.11.7          Texas United shall pay all expenses (including attorneys' fees) that may be reasonably incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.11 if the Indemnified Party is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

                6.12.         Redemption of Series A Preferred Stock. Texas United covenants that it shall not permit the merger of FFSB and State Bank to take place prior to the redemption of all of the outstanding Series A Preferred Stock in accordance with the provisions set forth in Section 1.6 hereof.

ARTICLE 7

CONDITIONS TO OBLIGATIONS OF TEXAS UNITED

        In addition to any other condition herein described as a condition to the obligations of Texas United under this Agreement, the obligations of Texas United under this Agreement are subject, in the discretion of Texas United, to the satisfaction at or prior to the Closing Date of each of the following conditions:

        7.1         Compliance with Representations. The representations and warranties made by the Company in this Agreement shall have been true when made and, except for changes as contemplated herein, shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and the Company shall

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have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. Texas United shall have been furnished with a certificate, signed by the President of the Company in his capacity as such and dated the Closing Date and a certificate signed by the President of FFSB in his capacity as such and dated the Closing Date, in each case to the foregoing effect.

        7.2         Shareholder Approval. The shareholders of the Company shall have adopted this Agreement at a duly called meeting of the shareholders and the Company shall have delivered to Texas United a certificate signed by the President and Secretary of the Company in his or her capacity as such, confirming the approval of this transaction by the requisite vote of the shareholders of the Company.

        7.3         Dissenters. Shareholders holding an aggregate of not greater than five percent (5%) of the issued and outstanding shares of the Company shall have exercised dissenters' rights of appraisal with respect to the Merger, excluding for these purposes shareholders who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal.

        7.4         Regulatory Approvals. Texas United shall have received approval of the transactions contemplated by this Agreement including the Merger and the merger of the FFSB with and into State Bank, from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas United may, but shall not be obligated to, answer and defend such contest.

        7.5         Litigation. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the Merger or which might result in divestiture, rescission or damages in connection with the Merger or involving any of the assets, properties, business or operations of the Company or any of its subsidiaries which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or any of its subsidiaries. Texas United shall have been furnished with a certificate, dated the Closing Date and signed by the President of the Company and each of its subsidiaries, in his capacity as such, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened.

        7.6         Opinion of Counsel. Prior to Closing, the Company shall deliver to Texas United the opinion of the Company's outside counsel, in form and content satisfactory to Texas United, to the effect that

                (i)         the Company is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, is registered as a savings and loan holding company under applicable regulations and

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requirements of the OTS, and has full power and authority to carry on its business as presently conducted;

                (ii)         the authorized capital stock of the Company consists of 1,500,000 shares of capital stock, par value of $.01 per share, of which a total of 471,411 shares are issued and outstanding (plus any shares issued pursuant to the exercise of Company Stock Options and Warrants after the date of this Agreement), and that those shares which are issued and outstanding have been validly issued, are fully paid and nonassessable, and except for the Company Stock Options and Warrants, no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given;

                (iii)         FFSB is duly organized and validly existing as a savings bank under the laws of the United States of America, and has full power and authority to carry on its business as presently conducted;

                (iv)          the authorized capital stock of FFSB consists of (a) 3,000,000 shares of common stock, par value $.01 per share, of which a total of 239,612 shares are outstanding, all of which are validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by the Company, and (b) 1,000,000 shares of serial preferred stock, of which 87,263 shares of Series A Preferred Stock are outstanding, all of which are validly issued and outstanding, fully paid and nonassessable; and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating FFSB to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given;

                (v)          this Agreement has been duly authorized by all necessary corporate action on the part of the Company, its directors and shareholders, and this Agreement constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally;

                (vi)          this Agreement and the consummation of the transactions herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of the Company, or the Charter or Bylaws of FFSB;

                (vii)          the merger of FFSB with and into

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State Bank has been duly authorized by all necessary corporate action on the part of FFSB, its directors and shareholders, and the consummation of the merger of FFSB with and into State Bank will not violate, conflict with or constitute a breach of any term, condition, or provision of the Charter or Bylaws of FFSB.

                (viii)         such counsel is not aware of any pending or threatened litigation, claim or assessment which has or could have a material adverse effect on the Company or any subsidiary, or the transactions herein described.

        7.7         Due Diligence Review; No Material Adverse Change. Texas United and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of the Company and its subsidiaries during the period from the date hereof to the time of Closing. Texas United shall be entitled to terminate this Agreement at its sole option and at any time prior to Closing if the results of such review reveal that a material adverse change shall have occurred in the condition, financial position or business of the Company or any of its subsidiaries since September 30, 2001.

        7.8         Consents, Approvals and Estoppel Certificates. Texas United shall have received all such consents, approvals, and other assurances, in each case in form and content reasonably satisfactory to Texas United, from any party to any material agreement with the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is bound as a result of an order of any authority, or pursuant to any other legal requirement. Without limiting the generality of the foregoing, Texas United shall have received consents from each real estate landlord of the Company or any subsidiary, consenting (if Texas United reasonably deems such consent necessary) to the transfer by operation of law of any outstanding lease, attesting to the validity of each lease to which the Company or any subsidiary is a party, the fact that no material default exists (or which with the passage of time or notice could exist) under the lease, and providing for such other reasonable matters as may be deemed advisable to Texas United.

        7.9         Net Worth of the Company. The total equity capital of the Company, calculated in accordance with generally accepted accounting principles, including gains on securities but excluding expenses relating to the transactions contemplated by this Agreement (with legal fees being limited to $150,000), reserves for losses, goodwill and other intangibles, shall be not less than the sum of $800,000 as of the Closing Date.

        7.10         Status of Nonaccruals. The total of the Company's (and FFSB's) nonaccruing assets shall not be greater than $1,000,000 as of the Closing Date, including other real estate owned, loans past-due more than 90 days and all other assets placed on nonaccrual, or that should properly be so characterized under generally accepted or regulatory accepted accounting principles.

        7.11         Tax Opinion. Prior to or at the Closing, Texas United shall have received an opinion from Bracewell & Patterson, L.L.P., to the effect, based upon customary representations to be made in writing by the parties, that (a) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and (b) each shareholder of the Company who receives solely Texas United Common Stock in exchange for his Company Common Stock (other than cash in lieu of a fractional share of interest) shall not be subject to recognition of gain or loss for federal income tax purposes relating to such exchange of shares other than any gain that must be recognized by virtue of the receipt of cash in lieu of a fractional share interest.

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ARTICLE 8

CONDITIONS TO OBLIGATIONS OF THE COMPANY

        In addition to any other condition herein described as a condition to the obligations of the Company under this Agreement, the obligations of the Company under this Agreement are subject, in the discretion of the Company, to the satisfaction at or prior to the Closing Date of each of the following conditions:

        8.1         Compliance with Representations. The representations and warranties made by Texas United in this Agreement shall have been true when made and, except for changes as contemplated herein, shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas United shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing. The Company shall have been furnished with a certificate, signed by the President of Texas United in his capacity as such and dated the Closing Date to the foregoing effect.

        8.2         Shareholder Approval. The shareholders of the Company shall have adopted this Agreement at a duly called meeting of the shareholders.

        8.3         Regulatory Approvals. Texas United shall have received approval of the transactions contemplated by this Agreement including the Merger and the merger of FFSB with and into State Bank from all necessary governmental agencies and authorities, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas United may, but shall not be obligated to, answer and defend such contest.

        8.4         Litigation. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the Merger or which might result in divestiture, rescission or damages in connection with the Merger or involving any of the assets, properties, business or operations of Texas United or any of its subsidiaries which might result in any material adverse change in the financial condition, results of operations, business or prospects of Texas United or any of its subsidiaries. The Company shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas United, in his capacity as such, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened.

        8.5         Opinion of Counsel. Prior to Closing, Texas United shall deliver to the Company the opinion of Texas United's outside counsel, in form and content satisfactory to the Company, to the effect that

                (i)          Texas United is duly organized, validly existing and in good standing as a corporation under the laws of the state of Texas, is registered as a bank

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holding company under applicable regulations and requirements of the Federal Reserve Board, and has full power and authority to carry on its business as presently conducted;

                (ii)         the authorized capital stock of Texas United consists of 3,000,000 shares of capital stock, par value of $1.00 per share, of which a total of 2,651,010 shares are issued and outstanding, including those shares issuable to the shareholders of the Company upon consummation of the Merger, and that those shares which are issued and outstanding have been, and those issued in the Merger will be, validly issued, fully paid and nonassessable;

                (iii)          this Agreement has been duly authorized by all necessary corporate action on the part of Texas United, and this Agreement constitutes the valid and binding obligation of Texas United enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally;

                (iv)          this Agreement and the consummation of the transactions herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of Texas United, or the governing documents of any of its subsidiaries; and

                (v)          such counsel is not aware of any pending or threatened litigation, claim or assessment which has or could have a material adverse effect on Texas United or any subsidiary, or the transactions herein described.

        8.6         Due Diligence Review; No Material Adverse Change. The Company and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of Texas United and its subsidiaries during the period from the date hereof to the time of Closing. The Company shall be entitled to terminate this Agreement at its sole option and at any time prior to Closing if the results of such review reveal that a material adverse change shall have occurred in the condition, financial position or business of Texas United or any of its subsidiaries since September 30, 2001.

        8.7         Registration Statement. The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        8.8         Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to issue the shares of Texas United Common Stock in the Merger shall have been received and shall be in full force and effect.

        8.9         Listing. The shares of Texas United Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ Stock Market, subject to official notice of issuance.

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        8.10         Tax Opinion. Prior to or at the Closing, the Company shall have received an opinion from Bracewell & Patterson, L.L.P., to the effect, based upon customary representations to be made in writing by the parties, that (a) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and (b) each shareholder of the Company who receives solely Texas United Common Stock in exchange for his Company Common Stock (other than cash in lieu of a fractional share of interest) shall not be subject to recognition of gain or loss for federal income tax purposes relating to such exchange of shares other than any gain that must be recognized by virtue of the receipt of cash in lieu of a fractional share interest.

ARTICLE 9

CLOSING OBLIGATIONS

        9.1         Texas United Obligations. At the Closing, Texas United shall deliver the following:

                9.1.1         The Plan of Merger, Articles of Merger and Certificate of Merger in the form required to be delivered for filing with the Secretary of State of Texas and the Secretary of State of Delaware, pursuant to applicable provisions of the Texas Business Corporation Act and the Delaware General Corporation Law, providing for the Merger.

                9.1.2          Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of Texas United, the accuracy of all representations and warranties of Texas United, the approval by the Board of Directors of Texas United, TUN, TUA and State Bank, and Texas United as the sole shareholder of TUN and TUN as the sole shareholder of TUA and State Bank, of resolutions authorizing and approving the Merger, the merger of the Company with and into TUN and the merger of FFSB with and into State Bank.

                9.1.3          Delivery of the consideration payable to shareholders of the Company who have theretofore tendered their the Company share certificates, as required by section 1.2.

                9.1.4          Legal and tax opinions of Texas United's counsel in form and substance as required by this Agreement and otherwise acceptable to the Company.

                9.1.5          The Corporate Plan of Merger, Articles of Merger and Certificate of Merger in the form required to be delivered for filing with the Secretary of State of Nevada and the Secretary of State of Delaware, pursuant to applicable provisions of Nevada and Delaware law, providing for the merger of the Company with and into TUN.

                9.1.6          The Bank Plan of Merger and Articles of Merger in the form required to be delivered for filing with the Banking Department and the OTS, providing for the merger of FFSB with and into State Bank, subject to prior redemption of all of the outstanding Series A Preferred Stock.

                9.1.7          Certificate of Good Standing of Texas United issued by the Secretary of State of Texas and the Texas Comptroller of Public Accounts, dated as of a date not more than fourteen days prior to Closing.

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                9.1.8          The supplemental indenture executed by Texas United as required under Section 6.9 of this Agreement.

                9.1.9          An assumption agreement executed by Texas United and State Bank relating to the Stephens Settlement Agreement and assumption agreement executed by State Bank relating to the five employment agreements listed on Schedule 6.3.

                9.1.10          Evidence of insurance coverage required under Section 6.11.

                9.1.11         Such other documents, certificates, and other items as may be required to be delivered by Texas United pursuant to the terms of this Agreement or as may be reasonably requested by the Company to effectuate the transactions herein described.

        9.2         The Company Obligations. At the Closing, the Company shall deliver the following to Texas United:

                9.2.1          The Plan of Merger, Articles of Merger and Certificate of Merger in the form required to be delivered for filing with the Secretary of State of Texas and the Secretary of State of Delaware, pursuant to applicable provisions of the Texas Business Corporation Act and the Delaware General Corporation Law, providing for the Merger.

                9.2.2          Officer's Certificates of the Company and FFSB, including an incumbency certification in each case; and further certifying in the case of the Company Officer's Certificate to the existence and good standing of the Company, the accuracy of all representations and warranties of the Company, the approval by the Board of Directors of the Company of this Agreement, the adoption of this Agreement by the shareholders of the Company, the approval by the Board of Directors of the Company of the merger of the Company with and into TUN, and the approval of the merger of FFSB with and into State Bank by the Board of Directors of the Company acting as the sole shareholder of FFSB; and further certifying in the case of the FFSB Officer's Certificate to the existence of FFSB and the approval by the Board of Directors of FFSB of the merger of FFSB with and into State Bank.

                9.2.3          Certificate of Good Standing of the Company (issued by the Secretary of State of Delaware) and a Certificate of Existence of FFSB (issued by the OTS), in each case dated as of a date not more than fourteen days prior to the Closing.

                9.2.4          An opinion of the Company's counsel in form and substance as required by this Agreement and otherwise acceptable to Texas United.

                9.2.5          The Corporate Plan of Merger, Articles of Merger and Certificate of Merger in the form required to be delivered for filing with the Secretary of State of Nevada and the Secretary of State of Delaware, pursuant to applicable provisions of the Nevada and Delaware law, providing for the merger of the Company with and into TUN.

                9.2.6          The Bank Plan of Merger and Articles of Merger in the form required to be delivered for filing with the Banking Department and the OTS, providing for the merger of FFSB with and into State Bank subject to prior redemption of all of the outstanding Series A Preferred Stock.

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                9.2.7          An Option Cancellation Agreement executed by each current director of the Company canceling and terminating all of his Company Stock Options.

                9.2.8          Such other documents, certificates, and other items as may be required to be delivered by the Company pursuant to the terms of this Agreement or as may be reasonably requested by Texas United to effectuate the transactions herein described.

ARTICLE 10

TERMINATION

        10.1         Termination.

                10.1.1          This Agreement may be terminated by action of the Board of Directors of either Texas United or the Company at any time prior to the Effective Time if:

                (i)          any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and non-appealable;

                (ii)          any of the transactions contemplated by this Agreement are disapproved by any Regulatory Authority or other person whose approval is required to consummate any of such transactions;

                (iii)          the shareholders of the Company fail to adopt this Agreement at the shareholders meeting called to vote on this Agreement; or

                (iv)          the Merger shall not have become effective on or before June 30, 2002, or such later date as shall have been approved in writing by the Boards of Directors of Texas United and the Company; provided, however, that the right to terminate under this section 10.1.1(iv) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to become effective on or before such date.

                10.1.2         This Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of the Company if (i) Texas United shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Texas United contained herein shall be defective in any material respect or (ii) there shall have been any material adverse change after September 30, 2001 in the assets, properties, business or financial condition of Texas United. In the event the Board of Directors of the Company desires to terminate this Agreement as provided above, such Board of Directors must notify Texas United in writing of its intent to terminate stating the reason therefor. If the termination is pursuant to subpart (i) above, Texas United shall have fifteen days

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from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of the Company (which approval shall not be unreasonably delayed or withheld).

                10.1.3         This Agreement may be terminated at any time prior to the Effective Time (except as provided in subpart (iii) below) by the Board of Directors of Texas United if (i) the Company shall fail to comply in any material respect with any of its covenants, conditions or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein shall be defective in any material respect, (ii) there shall have been any material adverse change after September 30, 2001 in the assets, properties, business or financial condition of the Company, (iii) the cost to remove Hazardous Material Contamination under Section 5.4 shall exceed $100,000 provided Texas United exercises its right to terminate within ten business days after it learns that the cost of removal exceeds $100,000, or (iv) the Board of Directors of the Company pursuant to its fiduciary duties fails to favorably recommend adoption of this Agreement by the shareholders of the Company or withdraws or adversely changes or modifies such favorable recommendation. In the event the Board of Directors of Texas United desires to terminate this Agreement as provided above, such Board of Directors must notify the Company in writing of its intent to terminate stating the reason therefor. If termination is pursuant to subpart (i) above, the Company shall have fifteen days from the receipt of such notice to cure the alleged breach or inaccuracy, subject to the approval of Texas United (which approval shall not be unreasonably delayed or withheld).

                10.1.4          This Agreement may be terminated at any time prior to the Effective Time with the mutual written consent of Texas United and the Company and the approval of such action by their respective Boards of Directors.

        10.2         Effect of Termination. Except as provided below, in the event of termination of this Agreement and the abandonment of the Merger without a willful material breach by any party hereto, this Agreement shall become void and have no further force or effect, without any liability on the part of any party or its directors, officers or shareholders. In the event of the proper termination of this Agreement by Texas United pursuant to Section 10.1.3(iv), then within ten business days following such termination the Company shall pay Texas United the amount of $100,000 in certified funds as an agreed upon termination fee in consideration for the grant by Texas United to the Company of the fiduciary exception contained in Section 5.1 of this Agreement (and not as a penalty) and Texas United shall not be entitled to any other relief against the Company, its directors, officers or shareholders. Nothing contained in this Section 10.2 shall relieve any party hereto of any liability for a willful material breach of this Agreement.

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ARTICLE 11

MISCELLANEOUS

        11.1         Survival. The representations and warranties of the parties shall not survive the Effective Time. The covenants and agreements of the parties to be performed prior to the Effective Time shall not survive the Effective Time. All agreements and covenants of the parties that are contemplated to be performed after the Effective Time shall survive the Effective Time.

        11.2         Expenses. Whether or not the transactions provided for herein are consummated, each party to this Agreement will pay its respective expenses incurred in connection with the preparation and performance of this Agreement.

        11.3         Notices. Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is to be sent at the following addresses:

                If to Texas United or to State Bank, then to:

                        Texas United Bancshares, Inc.
                        202 W. Colorado St.
                        LaGrange, Texas 78945-2206
                        Attention: Mr. L. Don Stricklin, President and CEO

                with a copy to:

                        Joseph M. Ford
                        Bracewell & Patterson, L.L.P.
                        111 Congress Avenue, Suite 2300
                        Austin, Texas 78701

                If to the Company, FFSB or the Affiliate Shareholders , then to:

                        The Bryan-College Station Financial Holding Company
                        2900 Texas Avenue
                        Bryan, Texas 77802
                        Attention: Mr. Gary Snoe, Chairman of the Board

                with a copy to:

                        Dave Muchnikoff
                        Silver, Freedman & Taff, LLP
                        1100 New York Avenue, N.W. Suite 700 East
                        Washington, DC 20005

        11.4         Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent provided by Section 4.3,

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6.3 and 6.11 the directors, officers, employees and Affiliate Shareholders, but shall not be assigned by any party without the prior written consent of the other party.

        11.5         Article and Other Headings. Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.6         Entire Agreement. This Agreement, together with a certain Confidentiality Agreement between the parties, embodies the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements, understandings, agreements or covenants between the parties. This Agreement may only be modified by an instrument in writing executed by both Texas United and the Company.

        11.7         Waivers. Texas United or the Company may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

        11.8         Governing Law. This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

        11.9         Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        11.10         Joinder by Shareholders of the Company. Each of the undersigned who executes this Agreement as a shareholder of the Company (defined herein as Affiliate Shareholders) hereby joins into the execution of this Agreement to evidence his consent solely in his capacity as a shareholder of the Company to the transactions herein described. Each of the undersigned Affiliate Shareholders specifically hereby agrees to vote his shares of Company Common Stock in favor of the adoption of this Agreement at the shareholders meeting called to consider and vote upon the Merger.

[Remainder of page left blank intentionally;
signature lines follow.]

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        The parties hereto have caused this Agreement to be executed as of the date first written above.

TEXAS UNITED BANCSHARES, INC.
By:	/s/ L. Don Stricklin L. Don Stricklin, President and CEO

THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
By:	/s/ Gary Snoe Gary Snoe, Chairman of the Board

        The undersigned directors of The Bryan-College Station Financial Holding Company do hereby execute this Agreement as of the day and year set forth above for the limited purpose of agreeing to the provisions of Section 11.10 hereof.

/s/ Richard L. Peacock Richard L. Peacock	/s/ Charles E. Neelley Charles E. Neelley
/s/ Ernest A. Wentrcek Ernest A. Wentrcek	/s/ Ken L. Hayes Ken L. Hayes
/s/ Robert H. Conaway Robert H. Conaway	/s/ Joseph W. Krolczyk Joseph W. Krolczyk
/s/ J. Roland Ruffino J. Roland Ruffino	/s/ Gary A. Snoe Gary A. Snoe
/s/ George Koenig George Koenig	/s/ Helen Chavarria Helen Chavarria